Exhibit 99.1

MEDIA CONTACT

Dan Gugler

310-226-2645

Dan.Gugler@kornferry.com

Korn Ferry Completes Acquisition of Hay Group

LOS ANGELES, Dec. 1, 2015 – Korn Ferry (NYSE:KFY), the preeminent global people and organizational advisory firm, today announced that it has completed its acquisition of Hay Group.

Through the talent, capabilities and insights of Hay Group, Korn Ferry now has an unrivaled ability to address the entire talent continuum, a move that affirms the critical role that people and leadership play in driving organizational performance.

“We need a new conversation on people. Never before has there been so much pressure on organizations to succeed. Yet by not applying the same rigor to their people strategy as they do in other areas of their business, organizations largely ignore their greatest lever for success,” said Gary D. Burnison, CEO of Korn Ferry. “We are without question the global leader in the business that enables business – the people business. The combination of our two firms brings together nearly 7,000 talented professionals who have a single purpose – helping leaders, organizations and societies succeed by releasing the full power and potential of people.”

“The Korn Ferry-Hay Group combination marks a historic moment that will reshape the future of work,” said Stephen Kaye, CEO of Hay Group. “This is the perfect combination of two great firms that will be uniquely positioned to help clients achieve their strategic goals and highest aspirations. With more than a century of combined experience, and some of the most prolific people, data and insights in the world, we now have an incomparable capacity to deliver superior results for our clients – ensuring they have the right people, fully aligned, developed and engaged.”

Underpinning Korn Ferry and Hay Group is robust intellectual property and one of the most comprehensive leadership, reward and assessment databases in the world to accelerate client success.

Korn Ferry will serve clients through three business lines – Executive Search, Hay Group (which now includes Korn Ferry’s former Leadership and Talent Consulting segment) and Futurestep:

Executive Search leverages deep experience, knowledge and analytics to give clients an unparalleled advantage in attracting the best executive talent with the right fit. Industry-leading analytics generate proven data by function, industry, and level to help clients make the most informed hiring decisions.

Hay Group harnesses some of the most prolific people data and insights to help clients optimize performance. Hay Group aligns organizations and people; developing, engaging and rewarding them to achieve business success.

Futurestep delivers professional talent more impactfully by offering flexible, customizable recruitment solutions powered by Korn Ferry and Hay Group intellectual property.

More information on the combination of Korn Ferry and Hay Group can be found at kornferry.com/together.

About Korn Ferry

Korn Ferry is the preeminent global people and organizational advisory firm. We help leaders, organizations and societies succeed by releasing the full power and potential of people. Our nearly 7,000 colleagues deliver services through Korn Ferry and our Hay Group and Futurestep divisions. Visit kornferry.com for more information.

Forward-Looking Statements

This press release contains “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate”, “believe”, “expect”, “estimate”, “plan”, “outlook”, and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Such forward-looking statements include, but are not limited to, the expected benefits from Korn Ferry’s acquisition of Hay Group, including the combined company’s plans, objectives, expectations and intentions. Such statements are based on current expectations and are subject to numerous risks and uncertainties, many of which are outside of the control of Korn Ferry.

A number of factors could cause actual results or outcomes to differ materially from those indicated by such forward looking statements. These factors include, but are not limited to: (a) the ability to successfully integrate the operations and employees of Hay Group into Korn Ferry; (b) the ability to recognize the anticipated benefits of the acquisition of Hay Group which may be affected by, among other things, competition, the ability of Korn Ferry to grow and manage growth profitably, maintain relationships with customers and suppliers and retain key employees; (c) costs related to the acquisition of Hay Group; (d) changes in applicable laws or regulations; (e) the possibility that Korn Ferry or Hay Group or their respective subsidiaries and affiliates may be adversely affected by other economic, business, and/or competitive factors; and (f) other risks and uncertainties indicated from time to time in Korn Ferry’s filings with the SEC.

Korn Ferry undertakes no obligation to update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.